EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Zerify Accounces Settlement of Derivative Lawsuit

EDISON, N.J., December 12th, 2024 (EIN Presswire) -- Zerify Inc. (OTC PINK: ZRFY), an industry trailblazer in cybersecurity, announces Effective November 20, 2024 (the “Judgment Date”), in a case styled Constantino Zanfardino, Derivatively on Behalf of Nominal Defendant Zerify, Inc., formerly known as Strikeforce Technologies, Inc. v. Mark L. Kay, Ramarao Pemmaraju and George Waller, Defendants, and Zerify, Inc. formerly known as Strikeforce Technologies, Inc., Nominal Defendant (U.S. District Court, District of New Jersey, Civil Action No. 2:22-cv-07258-MCA-AME) (the “Derivative Action”), Zerify, Inc., a Wyoming corporation (the “Company”), the Company entered into a Stipulation and Agreement of Settlement. Settlement details can found in the  Form 8-K filed on 12/12/2024, sections of the company’s website, and copies of the Notice of Pendency And Proposed Settlement of Shareholder Derivative Action and the Stipulation and Agreement of Settlement also available on the company’s website www.zerify.com

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About Zerify:

Zerify Inc. (OTC PINK: ZRFY), formerly StrikeForce Technologies, is an Edison, New Jersey-based company with over two decades of experience in cybersecurity solutions. The company is focused on Secure Video Conferencing & Endpoint Gap Security. Its technologies help to prevent cyber theft and data security breaches for consumers, corporations and government agencies through powerful multi-factor “out-of-band” authentication and keystroke encryption. The technology also protects cameras, microphones and speakers, keeping computers and confidential data secure even when one is offline and not on a video conference. No other video conferencing service on the market, such as Zoom, Webex, LogMeIn, MS Teams or BlueJeans, offers this level of cybersecurity protections.

Zerify Contact:

Mark L. Kay

marklkay@zerify.com

(732) 661-9641